NAME OF REGISTRANT:
Franklin Investors Securities Trust
File No. 811-4936

EXHIBIT ITEM No. 77C:
Submission of matters to a vote of security holders


FRANKLIN RESOURCES, INC.
777 Mariners Island Blvd.
P.O. Box 7777
San Mateo, CA 94403-7777
415/312-3000




          ACTION OF SOLE SHAREHOLDER BY WRITTEN CONSENT


The undersigned, being the sole shareholder of the Class II shares of Franklin Convertible Securities Fund (the "Fund"), a series of Franklin Investors Securities Trust (the "Trust"), does hereby take the following actions and does hereby consent to the following resolution:


RESOLVED:   That the Class II Distribution Plan pursuant to Rule
12b-1 (under the Investment Company Act of 1940), as agreed to and accepted by Franklin/Templeton Distributors, Inc. and the Trust prior to the date below, be and it hereby is, approved for the Fund.


By execution hereof, the undersigned shareholder waives prior notice of the foregoing action by written consent.



                                   FRANKLIN RESOURCES, INC.



                                        /s/H.E. Burns
Dated as of: October 2, 1995       By:  Harmon E. Burns
                                        Executive Vice President